Exhibit 4.3(f)

DEED OF AMENDMENT made on 6 JULY 2016.

BETWEEN:

(1)                                 THE PARTIES, being the undersigned (other than the Company); and

(2)                                 IVS BULK PTE. LTD, a company incorporated in Singapore whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Company).

RECITALS:

On 11 December 2013, the Parties and the Company entered into a shareholders’ agreement (the SHA) setting out the terms and conditions on which they agreed to regulate the management of the Company.

On 4 February 2015, the Parties and the Company executed a deed of amendment and acknowledgement (the First Deed of Amendment) to amend the SHA on the terms set out therein.

On 20 January 2016, the Parties and the Company executed a deed of amendment (the Second Deed of Amendment) to amend the SHA on the terms set out therein.

On 1 April 2016, the Parties and the Company executed a deed of amendment (the Third Deed of Amendment) to amend the SHA on the terms set out therein.

On 25 April 2016, the Parties and the Company executed a deed of amendment (the Fourth Deed of Amendment) to amend the SHA on the terms set out therein (for purposes of clarity, references to the SHA are to such agreement as amended by the terms of the First Deed of Amendment, the Second Deed of Amendment, the Third Deed of Amendment and the Fourth Deed of Amendment).

The Parties and the Company now wish to further amend the SHA in accordance with the terms of this deed of amendment (this Fifth Deed of Amendment) to regulate the manner in which Grindrod will provide security in favour of the Lenders, for the benefit of the Group.

1                                         INTERPRETATION

1.1                               In this Deed (and in the SHA to the extent that it is amended by this Deed), the following terms shall have the following meanings:

(a)                                 Account Bank shall have the meaning given to it in the Facility Agreement.

(b)                                 Finance Parties shall have the meaning given to it in the Facility Agreement.

(c)                                  Lenders shall have the meaning given to it in the Facility Agreement.

(d)                                 Minimum Required Security Cover means the minimum required security cover to be maintained in terms of clause 26.1 of the Facility Agreement (Minimum required security cover).

(e)                                  Payment Date shall have the meaning given to it in clause 2.2(a) of this Deed.

(f)                                   Quarter means each of the following 3 (three) calendar month period into which a calendar year can be divided, and Quarterly shall be construed accordingly:

(i)                                     1 January to 31 March;

(ii)                                  1 April to 30 June;

(iii)                               1 July to 30 September;

(iv)                              1 October to 31 December.

(g)                                  Security means the deposit by Grindrod of USD 3 027 225 (three million and twenty seven thousand two hundred and twenty five United States Dollars) in an account with the Account Bank and the execution of a pledge in respect of such account in favor of the Finance Parties, to remedy the current shortfall in the Minimum Required Security Cover, intended to remain in place for the remainder of the Security Period unless following a valuation in terms of clause 26.7 of the Facility Agreement (Provision of valuations) there will be compliance with the Minimum Required Security Cover following the release thereof.

(h)                                 Security Period shall have the meaning given to it in the Facility Agreement.

(i)                                     Third Deed of Amendment Demand Loan means the Demand Loan owing by the Company to Grindrod pursuant to the terms of the Third Deed of Amendment (including all accrued and unpaid interest thereon).

1.2                               Capitalized words and expressions defined in this Deed shall have the same meanings in the SHA (to the extent it is amended by this Deed).

1.3                               Unless otherwise defined in this Deed, capitalized words and expressions used in this Deed shall have the meaning given to them in the SHA.

1.4                               Unless otherwise specified herein, all references in this Deed to a “Clause” shall refer to a Clause of the SHA.

2                                         SECURITY TO BE PROVIDED BY GRINDROD

2.1                               It is intended that Grindrod will provide the Security, in order to allow the Company to maintain the Minimum Required Security Cover.  Grindrod will only be obliged to provide the Security if the terms thereof can be agreed between Grindrod and the Lenders on a mutually satisfactory basis and if Grindrod is satisfied that the Security will be taken into account so as to allow the Company to maintain the Minimum Required Security Cover.

2.2                               The Company shall, from the date that the Security is provided and for so long as the Security remains in force, pay to Grindrod Quarterly fees on the basis that each such Quarterly fee shall be:

(a)                                 payable without any deduction or set-off, in arrears on the last day of each Quarter (each, a “Payment Date”); and

(b)                                 in an amount equal to 3.75% (three point seven five percent) of the weighted average of the daily face values of the pledged bank account constituting part of the Security, over the Quarter ending on each Payment Date (for purposes of clarity, this is equivalent to 15% (fifteen percent per annum)).

2.3                               If Grindrod is required to make any payment pursuant to the Security, then the amount of such payment shall be deemed to be a Demand Loan from Grindrod to the Company, provided that such Demand Loan shall, mutatis mutandis, be subject to the same terms and carry the same rights for the holder thereof, as the Third Deed of Amendment Demand Loan.

3                                         MISCELLANEOUS

3.1                               The SHA is amended by the terms of this Fifth Deed of Amendment and all terms of the SHA not so amended shall continue in full force and effect as set out in the SHA.  In the event of any conflict between the terms of the SHA and this Fifth Deed of Amendment, the terms of this Fifth Deed of Amendment shall prevail.

3.2                               Each of the Company and the Parties undertakes to execute and deliver all such documents and perform such acts as may be required for the purpose of giving full effect to the terms of this Fifth Deed of Amendment.

3.3                               Clauses 23 (Confidentiality), 28 (Assignment), 34 (No Partnership) and 38 (Governing Law) of the SHA are deemed to be incorporated herein mutatis mutandis and shall apply hereto as if repeated in this Fifth Deed of Amendment in full but with such amendments as are necessary to give effect to such provisions within the context of this Fifth Deed of Amendment.

Signed and delivered as a Deed by	)
REGIMENT CAPITAL LIMITED	)
acting by:	)
sign here:
/s/ Jason Fitzgerald

print name:
In the presence of:

Witness signature:		Witness sign here:
/s/ Melanie Lewis

Witness name:		print name:

Witness address:

Signed and delivered as a Deed by	)
SANKATY EUROPEAN INVESTMENTS III	)
S.À R.L.	)
acting by:		sign here:

/s/ Myleen Basilio /s/ Sally Dornaus

print name:
In the presence of:

Witness signature:		Witness sign here:
/s/ Dimitri Nys

Witness name:		print name:

Witness address:

Signed and delivered as a Deed by	)
GRINDROD SHIPPING PTE. LTD.	)
acting by:	)
		sign here:	/s/

/s/ Martyn Wade

print name:
In the presence of:

Witness signature:		Witness sign here:
/s/ Yvette Renee Kingsley-Wilkins

Witness name:		print name:

Witness address:

Witness occupation:

Signed and delivered as a Deed by	)
IVS BULK PTE. LTD.	)
acting by:	)
sign here:

/s/ Carl David Ackerley

print name:
In the presence of:

Witness signature:		Witness sign here:
/s/ Yvette Renee Kingsley-Wilkins

Witness name:		print name:

Witness address:

Witness occupation: